Exhibit 99.1

FOR IMMEDIATE RELEASE

BAXTER REPORTS SECOND-QUARTER 2023 RESULTS

•Second-quarter revenues increased 3% on a reported basis and 4% on a constant currency basis, ahead of the company’s previously issued guidance1
•Second-quarter U.S. GAAP earnings (loss) per share (EPS) (including discontinued operations) of ($0.28); adjusted EPS (including discontinued operations) of $0.66
•Second-quarter U.S. GAAP EPS from continuing operations of ($0.39); adjusted EPS from continuing operations of $0.55

DEERFIELD, Ill., JULY 27, 2023 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the second quarter of 2023.
“Baxter’s second-quarter performance reflects ongoing solid demand for our diverse, durable portfolio of medically essential products,” said José (Joe) E. Almeida, chairman, president and chief executive officer. “We are making progress across the transformational actions we announced at the start of 2023. These initiatives are focused on enhancing strategic clarity, increasing market responsiveness and accelerating innovation, in an effort to drive greater value for our stakeholders.”
Second-Quarter Financial Results
Worldwide sales from continuing operations in the second quarter totaled approximately $3.71 billion and sales from discontinued operations totaled $142 million in the quarter. This performance represented an increase of 3% on a reported basis and 4% on a constant currency basis, both for continuing operations and in the aggregate. Discontinued operations include Baxter’s BioPharma Solutions (BPS) business, which is currently expected to be divested in the second half of 2023, subject to the satisfaction of customary closing conditions, as announced on May 8, 2023. See “Recent Highlights” later in this release for more information about the pending BPS divestiture.

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1 See tables to the press release for reconciliations of non-GAAP measures used in this press release to the corresponding U.S. GAAP measures.

U.S. sales from continuing operations in the second quarter totaled approximately $1.75 billion and discontinued operations totaled $64 million in the quarter, an increase of 3% on a reported basis, both for continuing operations and in the aggregate. International sales from continuing operations in the second quarter totaled approximately $1.96 billion and discontinued operations totaled $78 million in the quarter, representing increases of 3% on a reported basis and 5% on a constant currency basis for continuing operations, and 3% on a reported basis and 4% on a constant currency basis in the aggregate.
Sales performance in the quarter came in ahead of Baxter’s previously announced second-quarter 2023 guidance, driven by overall positive demand for Baxter products, reflecting ongoing recovery in patient and procedure volumes, alongside generally stabilizing macroeconomic conditions and an ongoing abatement in recent supply chain challenges. Sales growth in the second quarter was driven primarily by high single-digit growth at constant currency rates in Front Line Care, Surgical Solutions, Medication Delivery, and Clinical Nutrition; and mid-single-digit growth at constant currency rates in Acute Therapies and Advanced Surgery. Second-quarter performance was partially offset by a low single-digit decline in Patient Support Systems, primarily resulting from lower rental revenues, as well as lower sales in BPS (reported in discontinued operations) due to a reduction in COVID vaccine manufacturing revenues.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s product categories and segments.
For the second quarter, total net income attributable to Baxter was ($141 million), or ($0.28) per diluted share, a decline of 156% from the prior-year period on a U.S. GAAP (Generally Accepted Accounting Principles) basis. Total U.S. GAAP diluted EPS includes ($0.39) from continuing operations and $0.11 from discontinued operations. These results include special items totaling $476 million after tax, which were primarily related to business optimization costs and intangible amortization, among other factors. On an adjusted basis, total net income attributable to Baxter was $335 million, or $0.66 per diluted share, a 24% decline for the quarter as compared to the prior-year period. Total adjusted diluted EPS includes $0.55 from continuing operations and $0.11 from discontinued operations. Adjusted diluted EPS for the quarter exceeded Baxter’s previously announced second-quarter 2023 guidance, driven by better-than-expected sales performance and operational efficiencies.

Kidney Care Spinoff Update
As announced Jan. 6, 2023, Baxter is preparing to spin off its Renal Care and Acute Therapies global businesses (Kidney Care) into an independent, publicly traded company. The new company is poised to launch with a leading product portfolio, geographically diverse footprint, extensive commercial operations, and robust service capabilities supporting its therapies, which are delivered in homes, clinics, and intensive care units (ICUs) worldwide. As a standalone entity, the company should benefit from heightened management focus and the ability to pursue its unique investment priorities, emerging better positioned to accelerate growth and innovation and create incremental value for its patients, clinicians, investors, and other stakeholder communities.
In May, Chris Toth was named as the inaugural chief executive officer of the planned spinoff company. Mr. Toth most recently served as chief executive officer of Varian, a Siemens Healthineers company. He joined Baxter in June and will serve as executive vice president and group president, Kidney Care, until completion of the proposed spinoff.
Earlier this week, Baxter also announced that the new company will be named Vantive, with the logo and full visual identity to be unveiled at a later date. Until separation, the relevant businesses will continue to operate as Baxter.
Beyond these critical milestones, the underlying work of the spinoff continues. The new company’s operating model and organizational design are being finalized, and progress is ongoing across legal, regulatory, supply chain, and numerous other key operational channels. The spinoff, which remains subject to the satisfaction of customary conditions, is currently expected to occur by July 2024 or earlier.
Recent Highlights2
Baxter continues to advance key strategic priorities in pursuit of its Mission to Save and Sustain Lives. Among recent highlights, the company:
•Signed a definitive agreement to divest its BioPharma Solutions (BPS) business to Advent International, one of the largest and most experienced global private equity investors, and
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2 See links to original press releases for additional information.

Warburg Pincus, a leading global growth investor. The pending divestiture of BPS will further streamline Baxter’s strategic focus and represents an important milestone in Baxter's ongoing business transformation. Baxter plans to deploy net after-tax proceeds of the transaction for debt repayment, consistent with the company’s stated capital allocation priorities. The transaction is currently expected to close in the second half of 2023, subject to receipt of customary regulatory approvals and satisfaction of other closing conditions.
•Launched its next-generation Hillrom Progressa+ ICU bed in the U.S. Progressa+ offers new technology and features to help address complex critical care needs, including in-bed pulmonary therapies designed to aid in the reduction of pulmonary complications, improved protection of the patient’s skin to help prevent pressure injuries, and support for early mobility protocols. Baxter plans to launch Progressa+ in additional global markets over the next 18 months.
•Announced the FDA Premarket Approval (PMA) and subsequent U.S. launch of its PERCLOT Absorbable Hemostatic Powder. PERCLOT is a passive, absorbable hemostatic powder that is ready to use and designed for patients with intact coagulation to address mild bleeding. This represents Baxter’s first passive hemostat in the U.S. market, broadening Baxter’s portfolio to include a full range of active and passive solutions.
Annual Corporate Responsibility Report
In June, Baxter released its 2022 Corporate Responsibility Report, featuring performance updates on the company’s 2030 Corporate Responsibility Commitment and Goals. The report reflects Baxter’s first year of integration with Hillrom, demonstrating how the combined team has united in support of a shared commitment to “Empower our Patients,” “Protect our Planet,” and “Champion our People and Communities.”
Building on more than three decades of reporting environmental performance, Baxter has announced plans to further enhance its transparency and disclosures by reporting against the framework established by the Task Force on Climate-Related Financial Disclosures (TCFD) in a standalone publication later this year.

2023 Financial Outlook and Assumptions
For Full-Year 2023
The Company’s current expectation is that the pending sale of BPS is likely to close towards the end of the third quarter. However, as the ultimate timing is uncertain, and to provide comparability to prior guidance, it is providing a financial outlook that also contemplates a scenario in which the transaction does not close in 2023. Under either scenario, BPS is reflected as a discontinued operation, consistent with its presentation throughout this release and the accompanying tables. Adjusted diluted earnings per share amounts referred to below exclude special items.
Scenario 1: BPS Remains a Part of Baxter Through Full-Year 2023
•Under this scenario, Baxter expects full-year 2023 sales growth from continuing operations of 1% to 2% on a reported basis and approximately 2% on a constant currency basis. Under this scenario, sales growth in aggregate (including discontinued operations) would be the same as continuing operations on both a reported and constant currency basis.
•Under this scenario, Baxter expects full-year 2023 adjusted earnings on an aggregate basis (including discontinued operations) of $2.92 to $3.00 per diluted share and adjusted earnings from continuing operations of $2.49 to $2.57 per diluted share.
Scenario 2: The Pending BPS Sale is Completed on September 30, 2023
•Under this scenario, there is no change to sales growth for continuing operations and sales growth in aggregate (including discontinued operations) would be approximately flat to 1% on a reported basis and approximately 1% on a constant currency basis, reflecting the absence of BPS sales in the fourth quarter.
•Under this scenario, Baxter expects full-year 2023 adjusted earnings of $2.87 to $2.95 per diluted share in the aggregate (including discontinued operations) and adjusted earnings from continuing operations of $2.54 to $2.62 per diluted share. Baxter’s full-year 2023 adjusted earnings per diluted share outlook in the aggregate reflects a $0.10 per share negative impact from the absence of BPS earnings in the fourth quarter. The company’s outlook for adjusted earnings per diluted share in the aggregate and for continuing operations both reflect a net benefit of approximately $0.05, primarily due to reduced interest expense after giving effect to anticipated debt repayment plans.
For Third-Quarter 2023
•The company expects third-quarter sales growth from continuing operations of approximately 2% on a reported basis and 1% on a constant currency basis.
•The company expects third-quarter adjusted earnings in aggregate (including discontinued operations) of $0.78 to $0.80 per diluted share and adjusted earnings from continuing operations of $0.65 to $0.67 per diluted share.
Second-Quarter 2023 Earnings Conference Call
A webcast of Baxter’s second-quarter 2023 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on July 27, 2023. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
Net sales growth rates on a constant currency basis are non-GAAP financial measures that provide information on the percentage change in net sales growth as if foreign currency exchange rates had remained constant between the prior and current periods.
Other non-GAAP financial measures included in this release and the accompanying tables (including within the tables that provide the company’s detailed reconciliations to the corresponding U.S. GAAP financial measures) are: adjusted gross margin, adjusted selling, general, and administrative expenses, adjusted research and development expenses, adjusted other operating income, net, adjusted operating income, adjusted income before income taxes, adjusted income tax expense, adjusted income (loss) from continuing operations, adjusted income from discontinued operations, net of tax, adjusted net income, adjusted net income attributable to Baxter stockholders, adjusted diluted earnings per share from continuing operations, adjusted diluted earnings per share from discontinued operations and adjusted diluted earnings per share. Those non-GAAP financial measures exclude the impact of special items. For the quarters and six months ended June 30, 2023 and 2022, special items for one or more periods included intangible asset amortization, business optimization items, acquisition and integration items, divestiture-related costs, expenses related to European medical devices regulation, product-related items, a pension curtailment gain, non-marketable investment impairments and tax matters. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
This release and the accompanying tables also include free cash flow, a non-GAAP financial measure that Baxter defines as operating cash flow less capital expenditures. Free cash flow is used by management and the company’s Board of Directors to evaluate the cash generated from Baxter’s operating activities each period after deducting its capital spending.
This release also includes forecasts of certain of the aforementioned non-GAAP measures on a forward-looking basis as part of the company’s financial outlook for upcoming periods. Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the company’s reconciliations to corresponding U.S. GAAP financial measures (which are included in the tables accompanying this release), may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for third-quarter and full-year 2023) and business development and regulatory activities (including anticipated cost savings). These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the company’s ability to execute and complete strategic initiatives, asset dispositions and other transactions, including the proposed spinoff of the company’s Renal Care and Acute Therapies product categories; the company’s plans to simplify the company’s operating model and manufacturing footprint and the pending sale of the company’s BioPharma Solutions product category, the timing for such transactions, the ability to satisfy any applicable conditions and the expected proceeds, consideration and benefits; failure to accurately forecast or achieve the company’s short- and long-term financial improvement performance and goals (including with respect to the company’s strategic actions); the company’s ability to execute on its capital allocation plans, including the company’s debt repayment plans, the timing and amount of any dividends, share repurchases and acquisition proceeds and the capital structure of the public company that the company expects to form as a result of the proposed spinoff (and the resulting capital structure for the remaining company); the impact of global economic conditions (including, among other things, inflation levels, interest rates, financial market volatility, banking crises, the potential for a recession, the ongoing war in Ukraine, the related economic sanctions being imposed globally in response to the conflict and potential trade wars) and continuing public health crises, pandemics and epidemics, such as the COVID-19 pandemic, or the anticipation of any of the foregoing, on the company’s operations and on the company’s employees, customers and suppliers, including foreign governments in countries in which the company operates; downgrades to the company’s credit ratings or ratings outlooks, and the related impact on the company’s funding costs and liquidity; product development risks, including satisfactory clinical performance and obtaining and maintaining required regulatory approvals (including as a result of evolving regulatory requirements), the ability to manufacture at appropriate scale, and the general unpredictability associated with the product development cycle; product quality or patient safety issues leading to product recalls, withdrawals, launch delays, warning letters, import bans, sanctions, seizures, litigation, or declining sales, including the focus on evaluating product portfolios for the potential presence or formation of nitrosamines; future actions of (or failures to act or delays in acting by) FDA, the European Medicines Agency or any other regulatory body or government authority (including the SEC, Department of Justice, the Federal Trade Commission, Centers for Medicare & Medicaid Services or the Attorney General of any State) that could delay, limit or suspend product development, manufacturing, sale or reimbursement or result in seizures, recalls, injunctions, monetary sanctions or criminal or civil liabilities, including the lifting of the warning letters at the company’s Ahmedabad facility; demand for and market acceptance risks for and competitive pressures related to new and existing products (including challenges with the company’s ability to accurately predict changing consumer preferences and future expenditures, which have led to and may continue to lead to increased inventory levels, and needs and advances in technology and the resulting impact on customer inventory levels), and the impact of those products on quality and patient safety concerns; breaches, including by cyber-attack, data leakage, unauthorized access or theft, or failures of or vulnerabilities in the company’s information technology systems or products; the continuity, availability and pricing of acceptable raw materials and component parts (and the company’s ability to pass some or all of these costs to the company’s customers through recent price increases or otherwise), and the related continuity of the company’s manufacturing and distribution and those of the company’s suppliers; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing, sterilization or supply difficulties (including as a result of natural disaster, public health crises and epidemics/pandemics, regulatory actions or otherwise); the company’s ability to finance and develop new products or enhancements on commercially acceptable terms or at all; loss of key employees, the occurrence of labor disruptions or the inability to identify and recruit new employees; failures with respect to the company’s quality, compliance or ethics programs; future actions of third parties, including third-party payers and the company’s customers and distributors (including group purchasing organizations and integrated delivery networks), the impact of healthcare reform and its implementation, suspension, repeal, replacement, amendment, modification and other similar actions undertaken by the United States or foreign governments; the outcome of pending or future litigation, including the ethylene oxide or other claims; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global regulatory, trade and tax policies (including with respect to climate change and other sustainability matters); the ability to protect or enforce the company’s owned or in-licensed patent or other proprietary rights (including trademarks, copyrights, trade secrets and know-how) or patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of any goodwill or other intangible asset impairments on the company’s operating results; fluctuations in foreign exchange and interest rates; any changes in law concerning the taxation of income (whether with respect to current or future tax reform); actions by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Vantive, Hillrom, Perclot and Progressa+ are registered trademarks of Baxter International Inc. or its subsidiaries.
Any other trademarks or product brands appearing herein are the property of their respective owners.

Media Contact
Steve Brett, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

###

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended June 30,
	2023	2022	Change
NET SALES	$3,707	$3,594	3%
COST OF SALES	2,596	2,223	17%
GROSS MARGIN	1,111	1,371	(19)%
% of Net Sales	30.0%	38.1%	(8.1 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	964	970	(1)%
% of Net Sales	26.0%	27.0%	(1.0 pts)
RESEARCH AND DEVELOPMENT EXPENSES	165	148	11%
% of Net Sales	4.5%	4.1%	0.4 pts
OTHER OPERATING INCOME, NET	(1)	(11)	(91)%
OPERATING INCOME (LOSS)	(17)	264	NM
% of Net Sales	(0.5)%	7.3%	(7.8 pts)
INTEREST EXPENSE, NET	124	89	39%
OTHER (INCOME) EXPENSE, NET	42	(44)	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(183)	219	NM
INCOME TAX EXPENSE	10	34	(71)%
% of Income (Loss) from Continuing Operations Before Income Taxes	(5.5)%	15.5%	(21.0 pts)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(193)	185	NM
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	54	70	(23)%
NET INCOME (LOSS)	(139)	255	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2	3	(33)%
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$(141)	$252	NM

INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$(0.39)	$0.36	NM
Diluted	$(0.39)	$0.36	(208)%
INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$0.11	$0.14	(21)%
Diluted	$0.11	$0.14	(21)%
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.28)	$0.50	NM
Diluted	$(0.28)	$0.50	NM

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	506	504
Diluted	506	508

ADJUSTED OPERATING INCOME (excluding special items)¹	$489	$529	(8)%
ADJUSTED INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (excluding special items)¹	$343	$473	(27)%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$55	$70	(21)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$335	$443	(24)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)¹	$0.55	$0.73	(25)%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)¹	$0.11	$0.14	(21)%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.66	$0.87	(24)%
1    Refer to page 11 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the three months ended June 30, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Other Operating Income, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense	Income (Loss) From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$1,111	$964	$(1)	$(17)	$42	$(183)	$10	$(193)	$54	$(139)	$(141)	$(0.39)	$0.11	$(0.28)
Reported percent of net sales (or effective tax rate for income tax expense)	30.0%	26.0%	0.0%	(0.5)%	1.1%	(4.9)%	(5.5)%	(5.2)%	1.5%	(3.7)%	(3.8)%
Intangible asset amortization[1]	105	(52)	—	157	—	157	38	119	—	119	119	0.23	0.00	0.23
Business optimization items[2]	266	(27)	—	293	—	293	43	250	—	250	250	0.49	0.00	0.49
Acquisition and integration items[3]	—	(8)	1	7	—	7	2	5	—	5	5	0.01	0.00	0.01
Divestiture-related costs[4]	4	(33)	—	37		37	—	37	8	45	45	0.07	0.02	0.09
European medical devices regulation[5]	12	—	—	12	—	12	4	8	—	8	8	0.02	0.00	0.02
Investment impairments[6]	—	—	—	—	(20)	20	5	15	—	15	15	0.03	0.00	0.03
Tax matters[8]	—	—	—	—	—	—	(41)	41	(7)	34	34	0.08	(0.01)	0.07
Adjusted	$1,498	$844	$—	$489	$22	$343	$61	$282	$55	$337	$335	$0.55	$0.11	$0.66
Adjusted percent of net sales (or effective tax rate for income tax expense)	40.4%	22.8%	0.0%	13.2%	0.6%	9.3%	17.8%	7.6%	1.5%	9.1%	9.0%

						Reported	Adjusted
Income (loss) from continuing operations						$(193)	$282
Less: Net income attributable to noncontrolling interests						2	2
Income (loss) from continuing operations attributable to Baxter stockholders						$(195)	$280

Weighted-average diluted shares as reported						506
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported						2
Weighted-average diluted shares as adjusted						508

The company’s U.S. GAAP results for the three months ended June 30, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Other Operating Expense, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense	Income (Loss) From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$1,371	$970	$(11)	$264	$(44)	$219	$34	$185	$70	$255	$252	$0.36	$0.14	$0.50
Reported percent of net sales (or effective tax rate for income tax expense)	38.1%	27.0%	(0.3)%	7.3%	(1.2)%	6.1%	15.5%	5.1%	1.9%	7.1%	7.0%
Intangible asset amortization[1]	112	(81)	—	193	—	193	47	146	—	146	146	0.29	0.00	0.29
Business optimization items[2]	6	(36)	—	42	—	42	11	31	—	31	31	0.06	0.00	0.06
Acquisition and integration items[3]	9	(20)	11	18	—	18	4	14	—	14	14	0.03	0.00	0.03
European medical devices regulation[5]	12	—	—	12	—	12	3	9	—	9	9	0.02	0.00	0.02
Pension curtailment[7]	—	—	—	—	11	(11)	(2)	(9)	—	(9)	(9)	(0.02)	0.00	(0.02)
Adjusted	$1,510	$833	$—	$529	$(33)	$473	$97	$376	$70	$446	$443	$0.73	$0.14	$0.87
Adjusted percent of net sales (or effective tax rate for income tax expense)	42.0%	23.2%	0.0%	14.7%	(0.9)%	13.2%	20.5%	10.5%	1.9%	12.4%	12.3%

					Reported	Adjusted
Income (loss) from continuing operations					$185	$376
Less: Net income attributable to noncontrolling interests					3	3
Income (loss) from continuing operations attributable to Baxter stockholders					$182	$373
1The company’s results in 2023 and 2022 included intangible asset amortization expense of $157 million ($119 million, or $0.23 per diluted share, on an after-tax basis) and $193 million ($146 million, or $0.29 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2023 and 2022 included charges of $293 million ($250 million, or $0.49 per diluted share, on an after-tax basis) and $42 million ($31 million, or $0.06 per diluted share, on an after-tax basis), respectively, associated with its execution of programs to optimize its organization and cost structure. These restructuring and other business optimization costs included actions related to its current implementation of a new operating model intended to simplify and streamline its operations, its integration of Hill-Rom Holdings, Inc. (Hillrom), the decision to cease production of dialyzers at one of its U.S.-based manufacturing facilities later this year, which resulted in a $243 million noncash impairment of property, plant and equipment in the second quarter of 2023, rationalization of certain other manufacturing and distribution facilities and transformation of certain general and administrative functions.
3The company’s results in 2023 included $7 million ($5 million, or $0.01 per diluted share, on an after-tax basis) of acquisition and integration-related items. That amount includes $8 million of integration costs, which primarily included third party consulting costs related to its integration of Hillrom, partially offset by a $1 million benefit from changes in the estimated fair values of contingent consideration liabilities. The company’s results in 2022 included $18 million ($14 million, or $0.03 per diluted share, on an after-tax basis) of acquisition and integration-related items. That amount includes $29 million of integration costs, which primarily included third party consulting costs related to its integration of Hillrom, partially offset by an $11 million benefit from a change in the estimated fair value of contingent consideration liabilities.
4The company's results of continuing operations in 2023 included $37 million ($37 million, or $0.07 per diluted share, on an after-tax basis) of divestiture-related costs. This amount includes costs of external advisors supporting its activities to prepare for the proposed spinoff of its Renal Care and Acute Therapies product categories, which are reported in continuing operations. The company's results of discontinued operations in 2023 included $8 million ($8 million, or $0.02 per diluted share, on an after-tax basis) of divestiture-related costs related to the pending sale of its BioPharma Solutions (BPS) product category.
5The company’s results in 2023 and 2022 included costs of $12 million ($8 million, or $0.02 per diluted share, on an after-tax basis) and $12 million ($9 million, or $0.02 per diluted share from continuing operations, on an after-tax basis), respectively, of incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
6The company's results in 2023 included losses of $20 million ($15 million, or $0.03 per diluted share, on an after-tax basis) from non-marketable investments in several early stage companies, consisting of $23 million of noncash impairment write-downs, partially offset by a $3 million gain from the sale of an investment.
7The company's results in 2022 included a curtailment gain of $11 million ($9 million, or $0.02 per diluted share, on an after-tax basis) on an announced change for active non-bargaining participants in our U.S. Hillrom pension plan.
8The company's results of continuing operations in 2023 included tax expense items totaling $41 million ($0.08 per diluted share), consisting of a $30 million valuation allowance recorded to reduce the carrying amount of a deferred tax asset for a tax basis step-up related to previously enacted Swiss tax legislation, $4 million of tax costs from divestiture-related activities, and a $7 million reallocation of income taxes between continuing operations and discontinued operations resulting from the application of intraperiod tax allocation to the company's adjusted results.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Six Months Ended June 30,
	2023	2022	Change
NET SALES	$7,220	$7,152	1%
COST OF SALES	4,834	4,519	7%
GROSS MARGIN	2,386	2,633	(9)%
% of Net Sales	33.0%	36.8%	(3.8 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,959	2,017	(3)%
% of Net Sales	27.1%	28.2%	(1.1 pts)
RESEARCH AND DEVELOPMENT EXPENSES	329	297	11%
% of Net Sales	4.6%	4.2%	0.4 pts
OTHER OPERATING INCOME, NET	(14)	(28)	(50)%
OPERATING INCOME (LOSS)	112	347	(68)%
% of Net Sales	1.6%	4.9%	(3.3 pts)
INTEREST EXPENSE, NET	241	174	39%
OTHER (INCOME) EXPENSE, NET	40	(60)	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(169)	233	NM
INCOME TAX EXPENSE	24	40	(40)%
% of Income (Loss) from Continuing Operations Before Income Taxes	(14.2)%	17.2%	(31.4 pts)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(193)	193	NM
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	99	135	(27)%
NET INCOME (LOSS)	(94)	328	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3	5	(40)%
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$(97)	$323	NM

INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$(0.39)	$0.37	NM
Diluted	$(0.39)	$0.37	NM
INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$0.20	$0.27	(26)%
Diluted	$0.20	$0.27	(26)%
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.19)	$0.64	NM
Diluted	$(0.19)	$0.64	NM

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	506	503
Diluted	506	508

ADJUSTED OPERATING INCOME (excluding special items)¹	$928	$1,115	(17)%
ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (excluding special items)¹	$667	$990	(33)%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$104	$135	(23)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$632	$914	(31)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)[1]	$1.04	$1.53	(32)%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$0.21	$0.27	(22)%
ADJUSTED DILUTED EPS (excluding special items)¹	$1.25	$1.80	(31)%
1    Refer to page 13 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the six months ended June 30, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense	Income (Loss) From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$2,386	$1,959	$329	$(14)	$112	$40	$(169)	$24	$(193)	$99	$(94)	$(97)	$(0.39)	$0.20	$(0.19)
Reported percent of net sales (or effective tax rate for income tax expense)	33.0%	27.1%	4.6%	(0.2)%	1.6%	0.6%	(2.3)%	(14.2)%	(2.7)%	1.4%	(1.3)%	(1.3)%
Intangible asset amortization[1]	215	(104)	—	—	319	—	319	71	248	—	248	248	0.49	0.00	0.49
Business optimization items[2]	301	(119)	(7)	—	427	—	427	73	354	—	354	354	0.70	0.00	0.70
Acquisition and integration items[3]	—	(14)	—	14	—	—	—	—	—	—	—	—	0.00	0.00	0.00
Divestiture-related costs[4]	5	(41)	—	—	46		46	—	46	15	61	61	0.09	0.03	0.12
European medical devices regulation[5]	24	—	—	—	24	—	24	7	17	—	17	17	0.03	0.00	0.03
Investment Impairments[6]	—	—	—	—	—	(20)	20	5	15	—	15	15	0.03	0.00	0.03
Tax Matters[9]	—	—	—	—	—	—	—	(44)	44	(10)	34	34	0.09	(0.02)	0.07
Adjusted	$2,931	$1,681	$322	$—	$928	$20	$667	$136	$531	$104	$635	$632	$1.04	$0.21	$1.25
Adjusted percent of net sales (or effective tax rate for income tax expense)	40.6%	23.3%	4.5%	0.0%	12.9%	0.3%	9.2%	20.4%	7.4%	1.4%	8.8%	8.8%

							Reported	Adjusted
Income (loss) from continuing operations							$(193)	$531
Less: Net income attributable to noncontrolling interests							$3	$3
Income (loss) from continuing operations attributable to Baxter stockholders							$(196)	$528

Weighted-average diluted shares as reported							506
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported							1
Weighted-average diluted shares as adjusted							507

The company’s U.S. GAAP results for the six months ended June 30, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Expense, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense	Income (Loss) From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share From Discontinued Operations	Diluted Earnings Per Share
Reported	$2,633	$2,017	$297	$(28)	$347	$(60)	$233	$40	$193	$135	$328	$323	$0.37	$0.27	$0.64
Reported percent of net sales (or effective tax rate for income tax expense)	36.8%	28.2%	4.2%	(0.4)%	4.9%	(0.8)%	3.3%	17.2%	2.7%	1.9%	4.6%	4.5%
Intangible asset amortization[1]	234	(176)	—	—	410	—	410	95	315	—	315	315	0.62	0.00	0.62
Business optimization items[2]	8	(114)	(1)	—	123	—	123	31	92	—	92	92	0.18	0.00	0.18
Acquisition and integration items[3]	173	(44)	—	28	189	—	189	34	155	—	155	155	0.31	0.00	0.31
European medical devices regulation[5]	23	—	—	—	23	—	23	5	18	—	18	18	0.04	0.00	0.04
Product-related items[7]	23	—	—	—	23	—	23	3	20	—	20	20	0.04	0.00	0.04
Pension curtailment[8]	—	—	—	—	—	11	(11)	(2)	(9)	—	(9)	(9)	(0.02)	0.00	(0.02)
Adjusted	$3,094	$1,683	$296	$—	$1,115	$(49)	$990	$206	$784	$135	$919	$914	1.53	0.27	1.80
Adjusted percent of net sales (or effective tax rate for income tax expense)	43.3%	23.5%	4.1%	0.0%	15.6%	(0.7)%	13.8%	20.8%	11.0%	1.9%	12.8%	12.8%

								Reported	Adjusted
Income (loss) from continuing operations								$193	$784
Less: Net income attributable to noncontrolling interests								5	5
Income (loss) from continuing operations attributable to Baxter stockholders								$188	$779
1The company’s results in 2023 and 2022 included intangible asset amortization expense of $319 million ($248 million, or $0.49 per diluted share, on an after-tax basis) and $410 million ($315 million, or $0.62 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2023 and 2022 included charges of $427 million ($354 million, or $0.70 per diluted share, on an after-tax basis) and $123 million ($92 million, or $0.18 per diluted share, on an after-tax basis), respectively, associated with its execution of programs to optimize its organization and cost structure. These restructuring and other business optimization costs included actions related to its current implementation of a new operating model intended to simplify and streamline its operations, its integration of Hillrom, the decision to cease production of dialyzers at one its U.S.-based manufacturing facilities later this year, which resulted in a $243 million noncash impairment of property, plant and equipment in the first half of 2023, rationalization of certain other manufacturing and distribution facilities and transformation of certain general and administrative functions.
3Acquisition and integration-related items included in the company’s results in 2023 included $14 million of integration costs, which primarily included third party consulting costs related to its integration of Hillrom, offset by a $14 million benefit from changes in the estimated fair values of contingent consideration liabilities. The company’s results in 2022 included $189 million ($155 million, or $0.31 per diluted share, on an after-tax basis) of acquisition and integration-related expenses. That amount includes $217 million of costs related to its acquisition of Hillrom, including $159 million of incremental costs of sales from the fair value step-ups on acquired Hillrom inventory that was sold in the first quarter. The acquisition and integration-related expenses related to Hillrom were partially offset by $28 million of benefits from changes in the estimated fair value of contingent consideration liabilities.
4The company's results of continuing operations in 2023 included costs of $46 million ($46 million, or $0.09 per diluted share, on an after-tax basis) of divestiture-related costs. This amount includes costs of external advisors supporting its activities to prepare for the proposed spinoff of its Renal Care and Acute Therapies product categories, which are reported in continuing operations. The company's results of discontinued operations in 2023 included $15 million ($15 million, or $0.03 per diluted share, on an after-tax basis) of divestiture-related costs related to the pending sale of its BioPharma Solutions (BPS) product category.
5The company’s results in 2023 and 2022 included costs of $24 million ($17 million, or $0.03 per diluted share, on an after-tax basis) and $23 million ($18 million, or $0.04 per diluted share, on an after-tax basis), respectively, of incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
6The company's results in 2023 included losses of $20 million ($15 million, or $0.03 per diluted share, on an after-tax basis) from non-marketable investments in several early stage companies, consisting of $23 million of noncash impairment write-downs, partially offset by a $3 million gain from the sale of an investment.
7The company's results in 2022 included charges of $23 million ($20 million, or $0.04 per diluted share, on an after-tax basis) related to warranty and remediation activities from two field corrective actions on certain of its infusion pumps.
8The company's results in 2022 included a curtailment gain of $11 million ($9 million, or $0.02 per diluted share, on an after-tax basis) on an announced change for active non-bargaining participants in our U.S. Hillrom pension plan.
9The company's results of continuing operations in 2023 included tax expense items totaling $44 million ($0.09 per diluted share), consisting of a $30 million valuation allowance recorded to reduce the carrying amount of a deferred tax asset for a tax basis step-up related to previously enacted Swiss tax legislation, $4 million of tax costs from divestiture-related activities, and a $10 million reallocation of income taxes between continuing operations and discontinued operations resulting from the application of intraperiod tax allocation to the company's adjusted results.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	% Growth @ Actual Rates	% Growth @ Constant Rates	2023	2022	% Growth @ Actual Rates	% Growth @ Constant Rates
Americas	$1,564	$1,494	5%	5%	$3,030	$2,971	2%	3%
EMEA	762	738	3%	3%	1,476	1,437	3%	6%
APAC	638	647	(1)%	4%	1,240	1,274	(3)%	3%
Hillrom	743	715	4%	4%	1,474	1,470	0%	1%
Total - Continuing Operations	$3,707	$3,594	3%	4%	$7,220	$7,152	1%	3%
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Sales by Product Category
(unaudited)
($ in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	% Growth @ Actual Rates	% Growth @ Constant Rates	2023	2022	% Growth @ Actual Rates	% Growth @ Constant Rates
Renal Care ¹	$936	$931	1%	2%	$1,828	$1,825	0%	3%
Medication Delivery ²	761	710	7%	7%	1,448	1,416	2%	4%
Pharmaceuticals ³	550	528	4%	6%	1,074	1,049	2%	6%
Clinical Nutrition [4]	243	230	6%	7%	467	457	2%	5%
Advanced Surgery [5]	272	263	3%	4%	518	491	5%	7%
Acute Therapies [6]	180	173	4%	6%	360	361	(0)%	2%
Patient Support Systems [7]	359	364	(1)%	(1)%	707	747	(5)%	(5)%
Front Line Care [8]	307	282	9%	9%	609	576	6%	6%
Global Surgical Solutions [9]	77	69	12%	9%	158	147	7%	8%
Other [10]	22	44	(50)%	(50)%	51	83	(39)%	(39)%
Total - Continuing Operations	$3,707	$3,594	3%	4%	$7,220	$7,152	1%	3%
1Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.
2Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.
3Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.
4Includes sales of the company’s parenteral nutrition therapies and related products.
5Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.
6Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).
7Includes sales of the company's connected care solutions: devices, software, communications and integration technologies and smart beds.
8Includes sales of the company's integrated patient monitoring and diagnostic technologies to help diagnose, treat and manage a wide variety of illness and diseases, including respiratory therapy, cardiology, vision screening and physical assessment.
9Includes sales of the company's surgical video technologies, tables, lights, pendants, precision positioning devices and other accessories.
10Includes sales of other miscellaneous product and service offerings. Contract manufacturing revenues earned by our manufacturing facility in Round Lake Illinois, which totaled $2 million for the six months ended June 30, 2023 and $11 million and $18 million for the three and six months ended June 30, 2022, respectively, were historically presented as BPS sales. Those sales transactions, which are not impacted by the pending divestiture of our BPS business, continue to be presented as continuing operations in the accompanying tables and have been reclassified to our Other product category for all periods presented.
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended June 30,
	2023			2022			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$234	$702	$936	$225	$706	$931	4%	(1)%	1%
Medication Delivery	487	274	761	459	251	710	6%	9%	7%
Pharmaceuticals	182	368	550	164	364	528	11%	1%	4%
Clinical Nutrition	83	160	243	90	140	230	(8)%	14%	6%
Advanced Surgery	150	122	272	151	112	263	(1)%	9%	3%
Acute Therapies	60	120	180	58	115	173	3%	4%	4%
Patient Support Systems	276	83	359	284	80	364	(3)%	4%	(1)%
Front Line Care	227	80	307	202	80	282	12%	0%	9%
Global Surgical Solutions	35	42	77	36	33	69	(3)%	27%	12%
Other	17	5	22	31	13	44	(45)%	(62)%	(50)%
Total - Continuing Operations	$1,751	$1,956	$3,707	$1,700	$1,894	$3,594	3%	3%	3%

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Six Months Ended June 30,
	2023			2022			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$466	$1,362	$1,828	$450	$1,375	$1,825	4%	(1)%	0%
Medication Delivery	923	525	1,448	931	485	1,416	(1)%	8%	2%
Pharmaceuticals	355	719	1,074	321	728	1,049	11%	(1)%	2%
Clinical Nutrition	161	306	467	174	283	457	(7)%	8%	2%
Advanced Surgery	294	224	518	287	204	491	2%	10%	5%
Acute Therapies	121	239	360	126	235	361	(4)%	2%	(0)%
Patient Support Systems	536	171	707	579	168	747	(7)%	2%	(5)%
Front Line Care	448	161	609	409	167	576	10%	(4)%	6%
Global Surgical Solutions	73	85	158	73	74	147	0%	15%	7%
Other	41	10	51	62	21	83	(34)%	(52)%	(39)%
Total - Continuing Operations	$3,418	$3,802	$7,220	$3,412	$3,740	$7,152	0%	2%	1%

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Six Months Ended June 30,
	2023	2022
Cash flows from operations – continuing operations	$780	$369
Cash flows from investing activities - continuing operations	(326)	(457)
Cash flows from financing activities - continuing operations	(492)	(1,017)

Cash flows from operations - continuing operations	$780	$369
Capital expenditures - continuing operations	(328)	(277)
Free cash flow - continuing operations	$452	$92

	Six Months Ended June 30,
	2023	2022
Cash flows from operations – discontinued operations	$50	113
Cash flows from investing activities - discontinued operations	(17)	(34)

Cash flows from operations - discontinued operations	$50	$113
Capital expenditures - discontinued operations	(17)	(34)
Free cash flow - discontinued operations	$33	$79

	Six Months Ended June 30,
	2023	2022
Cash flows from operations – Total Baxter	$830	$482
Cash flows from investing activities - Total Baxter	(343)	(491)
Cash flows from financing activities - Total Baxter	(492)	(1,017)

Cash flows from operations - Total Baxter	$830	$482
Capital expenditures - Total Baxter	(345)	(311)
Free cash flow - Total Baxter	$485	$171

Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Constant Currency Sales Growth
From The Three Months Ended June 30, 2022 to The Three Months Ended June 30, 2023
(unaudited)

	Net Sales Growth As Reported	FX	Constant Currency Sales Growth*
Renal Care	1%	1%	2%
Medication Delivery	7%	0%	7%
Pharmaceuticals	4%	2%	6%
Clinical Nutrition	6%	1%	7%
Advanced Surgery	3%	1%	4%
Acute Therapies	4%	2%	6%
Patient Support Systems	(1)%	0%	(1)%
Front Line Care	9%	0%	9%
Global Surgical Solutions	12%	(3)%	9%
Other	(50)%	0%	(50)%
Total - Continuing Operations	3%	1%	4%
Discontinued Operations	(7)%	0%	(7)%
Total - Continuing and Discontinued Operations	3%	1%	4%

U.S. - Continuing Operations	3%	0%	3%
U.S. - Discontinued Operations	0%	0%	0%
U.S. Total - Continuing and Discontinued Operations	3%	0%	3%

International - Continuing Operations	3%	2%	5%
International - Discontinued Operations	(11)%	0%	(11)%
International Total - Continuing and Discontinued Operations	3%	1%	4%
*Totals may not add across due to rounding
Constant currency sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 20
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Constant Currency Sales Growth
From The Six Months Ended June 30, 2022 to The Six Months Ended June 30, 2023
(unaudited)

	Net Sales Growth As Reported	FX	Constant Currency Sales Growth*
Renal Care	0%	3%	3%
Medication Delivery	2%	2%	4%
Pharmaceuticals	2%	4%	6%
Clinical Nutrition	2%	3%	5%
Advanced Surgery	5%	2%	7%
Acute Therapies	(0)%	2%	2%
Patient Support Systems	(5)%	0%	(5)%
Front Line Care	6%	0%	6%
Global Surgical Solutions	7%	1%	8%
Other	(39)%	0%	(39)%
Total - Continuing Operations	1%	2%	3%
Discontinued Operations	(8)%	0%	(8)%
Total - Continuing and Discontinued Operations	1%	2%	3%

U.S. - Continuing Operations	0%	0%	0%
U.S. - Discontinued Operations	20%	0%	20%
U.S. Total - Continuing and Discontinued Operations	1%	0%	1%

International - Continuing Operations	2%	4%	6%
International - Discontinued Operations	(23)%	0%	(23)%
International Total - Continuing and Discontinued Operations	0%	4%	4%
*Totals may not add across due to rounding
Constant currency sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 21
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Third Quarter and Full Year 2023 Continuing Operations U.S. GAAP Sales Growth to Projected Continuing Operations Constant Currency Sales Growth, and Projected Third Quarter and Full Year 2023 Adjusted Earnings Per Share
(unaudited)

The Company’s current expectation is that the pending sale of BPS is likely to close towards the end of the third quarter. However, as the ultimate timing is uncertain, and to provide comparability to prior guidance, it is providing a financial outlook that also contemplates a scenario in which the transaction does not close in 2023. Under either scenario, BPS is reflected as a discontinued operation, consistent with its presentation throughout these tables and the accompanying release. Adjusted diluted earnings per share amounts referred to below exclude special items.

Sales Growth Guidance**	Q3 2023	FY 2023*
Continuing operations sales growth - U.S. GAAP	~2%	1% - 2%
Foreign Exchange	~(1)%	~0.5%
Continuing operations sales growth - Constant currency	~1%	~2%

Adjusted Earnings Per Share Guidance - BPS Remains a Part of Baxter Through Full-Year 2023	Q3 2023	FY 2023
Adjusted diluted EPS - Continuing operations	$0.65 - $0.67	$2.49 - $2.57
Adjusted diluted EPS - Discontinued operations	~$0.13	~$0.43
Adjusted diluted EPS - Total Baxter	$0.78 - $0.80	$2.92 - $3.00

Adjusted Earnings Per Share Guidance - The Pending BPS Sale is Completed on September 30, 2023	Q3 2023	FY 2023***
Adjusted diluted EPS - Continuing operations	$0.65 - $0.67	$2.54 - $2.62
Adjusted diluted EPS - Discontinued operations	~$0.13	~$0.33
Adjusted diluted EPS - Total Baxter	$0.78 - $0.80	$2.87 - $2.95
*Totals may not foot due to rounding

**Assuming that BPS were to remain a part of Baxter through year-end 2023, the outlook for sales growth in aggregate (including discontinued operations) would be the same as continuing operations growth on both a reported and constant currency basis. If the pending BPS sale is completed on September 30, 2023, sales growth in the aggregate (including discontinued operations) would be approximately flat to 1% on a reported basis and approximately 1% on a constant currency basis, reflecting the absence of BPS sales in the fourth quarter.

***If the pending BPS sale is completed on September 30, 2023, the company's outlook for adjusted diluted EPS in the aggregate (including discontinued operations) reflects a $0.10 per share negative impact from the absence of BPS earnings in the fourth quarter. In that scenario, the company's outlook for adjusted earnings per diluted share in the aggregate and for continuing operations both reflect a net benefit of approximately $0.05, primarily due to reduced interest expense after giving effect to anticipated debt repayment plans.

Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as Non-GAAP adjustments to earnings. Baxter provides forward-looking adjusted diluted EPS guidance because it believes that this measure, when viewed with Baxter’s guidance under GAAP, provides useful information for the reasons noted above. As a result of significant ongoing transformative initiatives including the proposed spin-off of Baxter's Renal Care and Acute Therapies businesses, the pending sale of its BPS business, and its implementation of a new operating model, Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to GAAP EPS guidance because the combined impact and timing of potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.